Exhibit 4.5

FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT (this “Amendment”), dated July 22, 2022, is among Vintage Wine Estates, Inc., a Nevada corporation (“Parent”), the parties listed as the Major Investors on the signature pages hereto (collectively, the “Major Investors”), and Patrick A. Roney in his capacity as the Roney Representative. Capitalized terms used but not defined herein have the meanings given in the Investor Rights Agreement (as defined below).

RECITALS

A. Parent, the Major Investors, the Roney Representative and the other parties thereto have previously entered into that certain Investor Rights Agreement, dated June 7, 2021 (the “Investor Rights Agreement”);

B. Section 5.1 of the Investor Rights Agreement provides that the Investor Rights Agreement may be amended if and only if Parent has obtained the prior written consent of each Major Investor who then holds at least 5% of the outstanding Common Shares and, during the Roney Director Designation Period, the Roney Representative;

C. The Investor Rights Agreement provides for, among other things, certain registration rights of the Investors and registration statement filing obligations of Parent; and

D. The parties hereto desire to amend the Investor Rights Agreement, and in accordance with Section 5.1 thereof, each of the Major Investors holding at least 5% of the outstanding Common Shares and the Roney Representative, as parties hereto, hereby provide their written consent to the amendments set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.    Amendment and Restatement of Section 4.2(a). Section 4.2(a) of the Investor Rights Agreement is hereby amended and restated as follows:

(a)    Registration Statement Covering Resale of Registrable Securities. Parent will prepare and file or cause to be prepared and filed with the SEC, no later than October 31, 2022, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the U.S. Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by or then issuable, including the Common Shares issuable as Earnout Shares, to Investors that are not covered by an effective registration statement as of such date (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement will be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. Parent will use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the U.S. Securities Act at all times until the expiration of the Effectiveness Period.

2.    Effectiveness. This Amendment will be effective as of the date first written above. Except as expressly modified herein, the Investor Rights Agreement will continue in full force and effect in accordance with its terms.

3.    Counterparts. This Amendment may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

PARENT:

VINTAGE WINE ESTATES, INC.

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney
Title:	Chief Executive Officer

MAJOR INVESTORS:

BESPOKE SPONSOR CAPITAL LP

By:	/s/ Robert L. Berner III
Name:	Robert L. Berner III
Title:	Managing Partner

PATRICK A. RONEY AND LAURA G. RONEY TRUST

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney
Title:	Trustee

By:	/s/ Laura G. Roney
Name:	Laura G. Roney
Title:	Trustee

[First Amendment to Investor Rights Agreement]

MARITAL TRUST D UNDER THE LESLIE G. RUDD LIVING TRUST U/A/D 3/31/1999, AS AMENDED

By:	/s/ Darrell D. Swank
Name:	Darrell D. Swank
Title:	Trustee

By:	/s/ Steven Kay
Name:	Steven Kay
Title:	Trustee

RONEY REPRESENTATIVE:

By:	/s/ Patrick A. Roney
Name:	Patrick A. Roney

[First Amendment to Investor Rights Agreement]